Exhibit 99.1

Jacobs and KeyW
Providing Technology Enabled, Mission-Critical Solutions at the Forefront of National Security
April 22, 2019

Agenda
Transaction Overview and Strategic Rationale
Steve Demetriou, Chair & CEO
Financial Overview
Kevin Berryman, EVP & CFO
Q&A2

Forward-Looking Statement Disclaimer

Certain statements contained in this presentation constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this presentation that are based on historical fact are forward-looking statements, including statements about whether and when the transaction between Jacobs and KeyW will be consummated and the anticipated financial and other benefits thereof. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that Jacobs and KeyW may be unable to obtain regulatory approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the transaction; risks that the transaction disrupts our current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger. For a description of some additional factors that may occur that could cause actual results to differ from forward-looking statements see our Annual Report on Form 10-K for the year ended September 28, 2018, in particular the "Risk Factors" discussions thereunder as well as our other filings with the United States Securities and Exchange Commission ("*the SEC*"). The company is not under any duty to update any of the forward-looking statements after the date of this presentation to conform to actual results, except as required by applicable law.

Non-GAAP Financial Measures

In this presentation, the company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this presentation are KeyW's expected fiscal 2020 adjusted EBITDA, the expected accretion of the transaction to Jacobs' adjusted earnings per share (EPS) for current and future fiscal years, and Jacobs' estimated net debt to adjusted EBITDA ratio after giving effect to the closing of the transaction and the closing of Jacobs' previously announced pending divestiture of its Energy, Chemicals and Resources division. Reconciliation of these measures to the most directly comparable GAAP measure is not available without unreasonable efforts because the company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction and integration expenses, restructuring and integration to be incurred in fiscal 2019 and subsequent periods. Jacobs provides non-GAAP financial measurers to supplement U.S. GAAP measures, as they provide additional insight into Jacobs' and KeyW's financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance, or a substitute for, U.S. GAAP. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of Jacobs and KeyW to those used by peer companies.

Additional Information and Where to Find It

The tender offer referred to in this presentation has not yet commenced. This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, securities, nor is it a substitute for the tender offer materials that will be filed with the SEC. The solicitation and offer to buy the issued and outstanding shares of KeyW common stock will only be made pursuant to an offer to purchase and related tender offer materials described more fully below. At the time the tender offer is commenced, Merger Sub will file a tender offer statement with the SEC on Schedule TO containing an offer to purchase, form of letter of transmittal and related materials, and KeyW will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CAREFULLY (WHEN THEY BECOME AVAILABLE) AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES. These materials will be sent free of charge to all KeyW stockholders. In addition, all of those materials (and all other tender offer documents filed or furnished by KeyW, Jacobs or Merger Sub with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. The Schedule TO (including the prospectus/offer to purchase and related materials) and the Schedule 14D-9 (including the solicitation/recommendation statement), once filed, may also be obtained for free by contacting the Information Agent for the tender offer which will be named in the Schedule TO. Copies of the documents filed with the SEC by Jacobs or Merger Sub will also be available free of charge on Jacobs' internet website at http://www.jacobs.com.

3

JACOBS

4
Transaction Overview and Strategic Rationale

Jacobs + KeyWDelivering Innovative Solutions for Critical Government Priorities
•Adds Intelligence Surveillance and Reconnaissance (ISR), national security based cyber and mission-critical IT and analytics capabilities
•IP-driven technology with unique C5ISR solutions
•Next-generation space-based ISR technology
•50% increase to Jacobs’ high level security clearances
cybersecurity
space exploration
urbanization
resiliency
mission critical
Combined talent base >50,000
Industry-leading Differentiation
A unique high growth, high margin platform positioned to benefit from government spending priorities5

Transaction Overview

Purchase Price	• $11.25 per share in cash or $603M equity value; Enterprise Value (EV) of $815 M[1] • Represents an EV multiple of ~10x 2020 expected adj. PF EBITDA, assuming run-rate cost synergies
Synergies	• Expected net annual cost savings of $15 million by end of 2020 • Significant upside of >$100 million of revenue synergies
Operating Impact	• Accretive to ATN near-term organic revenue and margin growth • Meaningfully enhances ATN capability set (highly-cleared employees, technology content, cyber, etc.)
Earnings & Return	• Estimated 2020 Adj. EPS Accretion $0.25 to $0.30, assuming run-rate cost synergies • Double-digit ROIC and IRR
Estimated Close	• Transaction expected to close by August 31, 2019[2]
Integration Planning	• Leveraging strong cultural fit and disciplined approach modeled after successful CH2M integration

[1] Net of $60 million NPV of tax assets; includes estimated net debt of $272 million as of March 31, 2019
[2] Subject to Satisfaction of Customary Closing Conditions, Regulatory Approvals and Tender of a Majority of KeyW Stock

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JACOBS

KeyW at a Glance

KeyW

~$520M
FY2019E Revenue

$1.1B
Total Backlog

~1,790
Employees

76%
of employees have Top Secret Clearance or higher

Revenue by Capability


Cyber Ops
Mission IT & Analytics
ISR

Revenue by Customer Type


FBI & Homeland Security
Army & Other DoD
Intel Community

Revenue by Contract Type


Cost-Plus
Fixed Price
T&M

Revenue by Contract Position


Sub
Prime

As of 12/31/2018 pro forma excluding flight services business

7
JACOBS

Mission-Centric Solutions at the Forefront of National Security
Solving the toughest technology problems, turning raw information into actionable intelligence
MISSIONS SUPPORTED
INTEL
CYBER
COUNTER TERRORISM
TRAINING
SCOPE OF SERVICES
COLLECT
TRANSPORT & STORE
ANALYZE
OPERATE
Airborne
Space
Ground
Cyber
Infrastructure8

Intelligence, Surveillance and Reconnaissance Products & Solutions
Quick reaction capabilities from concept to operations, supporting space, sea, land and air missions
Scalable, software-defined synthetic aperture radar, configurable for a variety of missions
•ISR sector anticipated to reach $46.5B by 2024
•Specialize in rapid deployment of systems for urgent operational needs
•Quick reaction capability including in-house rapid sensor integration and deployment
•Differentiated position in rapidly growing Space ISR
Customers
Sector Overview & Growth Opportunities
Proprietary Technologies
System for collecting and reviewing data in the field and in real time
Open architecture, reconfigurable multi-mission pod for command and control, ISR and global strike operation
51%
ISR23%
Cyber Ops26%
Mission IT
& Analytics
Confidential
Local Law Enforcement9

Advanced Cyber Operations Solutions
Advanced offensive and defensive analytics for real-time decision making
Cyber Learning Management Environment that provides scalable delivery of hands-on cyber training
•$15B U.S. Government spend on cyber with strong growth projections
•Accelerates our high margin cyber engineering practice
•Industry leading offensive and defensive Computer Network Operations expertise and mission understanding
•Proficiency-based trainer and cyber training environment software suite
Containerized, scalable, data processing and analysis application platform
Cyber Mission Platform that provides end-to-end capability for Offensive and Defensive Cyber operations
Customers
Proprietary Technologies
51%
ISR23%
Cyber Ops26%
Mission IT
& Analytics
Sector Overview & Growth Opportunities10

•Agile development of secure, scalable infrastructure and applications that address national security challenges
•Lean, responsive engineering of intelligence collection, analysis, and reporting
•Superior delivery capability responsive to rapidly evolving threat environment drives enduring client reliance
Mission IT and Analytics (MITA)
Differentiated software, secure platform and intelligence analysis for the Nation’s most sensitive missions
Identify patterns and relationships between entities; visualization of geo-located images and topic histograms
Secure, Easy-to-Manage, Multi-Master Replication to keep data synchronized and consistent
Customers
Proprietary Technologies
51%
ISR23%
Cyber Ops26%
Mission IT
& Analytics
Sector Overview & Growth Opportunities11

Common Cultures –Shared Values
We put
country first.
We care
about people.
We do the
right thing.
We like being
different.
We encourage
curiosity.
We stay
nimble.
Greater opportunities for employees –greater value for clients12

KeyWAcquisition Squarely Aligned with ATN Strategy
•Become a premier government services provider;  grow in highly profitable, complementary markets
•Accelerate our Cyber Engineering practice with a focus on Information Technology / Operation Technology (IT/OT)
•Increase innovation and technical capabilities to capture digitization opportunities
•Drive margin expansion and high quality profit growth in national priority markets
Advances Jacobs position as a leading Government Services provider13

A Compelling Strategic Fit
Leadership in High-Growth, High-Margin Multi-Billion $ Space-Intelligence Sector
Enhanced Value
Accelerates Ability to Capture Large Cyber Spend Through Enhanced Technology
Full Spectrum IT Capabilities Drives Opportunity to Grow Share
+
+
+
Proprietary Cyber Operations Technology and Virtual Training Environment
Enterprise IT and Highly Cleared Intelligence Community Workforce
Mission IT and
Highly Cleared Intelligence Community Workforce
Cyber Engineering Leadership; Global Public and Private Platform
Next-Gen ISR
Quick Reaction Capabilities and Technology
Financial Strength, Resources and Client Access
Jacobs sales capabilities and efficient cost structure enhances competitiveness and accelerates growth  14

15
Financial Overview

Enhanced Margin Expansion          Attractive business sectors, including increased ISR revenue mix and cost synergies, to provide margin expansion
Cost Synergies          Estimate ~$15 M run-rate by end ofFY20 with $25 million cost to achieve synergies
Immediately Accretive to Adj. EPS          Expect modest impact to fiscal 2019 adj. EPS
2020 Adj. EPS Accretion of $0.25-$0.30, assuming full run-rate cost synergies
Strong Returns and NPV          Strong returns with>$1B Net Present Value
Balance Sheet          Post-close of KeyW, Jacobs expects to have <1x net debt to adj. EBITDA1
Integration Planning Underway          Leveraging strong cultural fit and disciplined approach modeled after successful CH2M integration

Multiple areas of growth driven by
•Differentiated technology and capabilities
•Committed backlog and robust current pipeline
•Enhanced competitiveness
•Upside from adjacent opportunities

Substantial Opportunities to More than Double KeyW’sAdj. Pro Forma EBITDA by 2022
Jacobs’ capabilities, platform and resources accelerate growth for KeyW
EBITDA Growth
2018
PF Actual1
2019E
2020E
2021E
Attractive Industry tailwinds
•Intelligence products and services
•Space Intelligence
•Nation-state cyber requirements
2022E
1Jacobs fiscal 2018 definition for adjusted EBITDA includes stock-based compensation and excludes impact from flight services business17

KeyWis Additive to ATN’s Organic Growth Outlook
2021 Organic Targets
(Feb 2019)
$3.9B
Revenue
Adj. Operating Profit
$265M
Adj. Operating Profit Margin
~7%
2-3%1
8-10%1
2018 PF
+100 to150 bps
1Three Year CAGR
Est. KeyW
Additional Impact
>100 bps
>200 bps
>50 bps18

Strengthens Path to Drive 2021 Potential Earnings Power
Strong organic growth –combined with balance sheet capacity –drives significant EPS upside
Fiscal 2019 Guidance
Potential 2021 Earnings Power
$4.40 to $4.80
~$7
~$8
Leverage <2x
Leverage <2.5x19

Focused, Disciplined and Agile Capital Allocation

Focus



Organic Profitable Growth Strategy

- ✓ Investment in higher margin businesses
- ✓ Disciplined cost management
- ✓ Proactive, ongoing portfolio evaluation

Discipline



Value-Creating M&A

- ✓ KeyW acquisition aligned with ATN strategy
- ✓ IRR to exceed risk adjusted double-digit hurdle rate
- ✓ Year one adj EPS accretion with expectation for margin enhancement
- ✓ Disciplined integration planning, execution and tracking

Agile



Return of Capital Track Record and Philosophy

- ✓ Executing on $250M ASR to be completed by June 2019
- ✓ $750M remaining under announced $1B share repurchase authorization
- ✓ Dividend to grow with earnings; demonstrating confidence in FCF generation

Targeting continued superior shareholder return

20

JACOBS

A Compelling Strategic Fit
Leadership in High-Growth, High-Margin Multi-Billion $ Space-Intelligence Sector
Enhanced Value
Accelerates Ability to Capture Large Cyber Spend Through Enhanced Technology
Full Spectrum IT Capabilities Drives Opportunity to Grow Share
+
+
+
Proprietary Cyber Operations Technology and Virtual Training Environment
Enterprise IT and Highly Cleared Intelligence Community Workforce
Mission IT and
Highly Cleared Intelligence Community Workforce
Cyber Engineering Leadership; Global Public and Private Platform
Next-Gen ISR
Quick Reaction Capabilities and Technology
Financial Strength, Resources and Client Access
Jacobs sales capabilities and efficient cost structure enhances competitiveness and accelerates growth  21

Q&A

KeyW2018 Adjusted EBITDA Reconciliation Table KeyWReported FY18 Adjusted EBITDA
Less: Stock based compensation
Less: Impact from flight services
Jacobs estimated KeyWPro Forma FY18 Adjusted EBITDA